UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 30, 2016

BALDWIN & LYONS, INC.
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(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 Congressional Boulevard, Carmel, IN	46032
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                       (317) 636-9800
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Not applicable
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 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2016, Baldwin & Lyons, Inc. (the "Company") publicly announced that William C. Vens, age 45, has been appointed as the Company's Chief Financial Officer, effective immediately.  Mr. Vens joined the Company in June 2014 as Managing Director–Finance and after that served as Vice President of Strategy and Planning from June 2016 to the present, which includes management of the Company's reinsurance and actuarial teams.  Prior to joining the Company, Mr. Vens served as Chief Financial Officer of HighWave Energy, Inc. from 2011 to May 2014.  Mr. Vens served in Merrill Lynch & Co.'s investment banking division from 2002 to 2011, specializing in insurance company advisory and financing transactions.  Mr. Vens holds a BA from the University of Notre Dame and an MBA from Harvard University.  There are no arrangements or understandings between Mr. Vens and any other persons pursuant to which he was appointed Chief Financial Officer.  There are no family relationships between Mr. Vens and any other director or executive officer of the Company, and Mr. Vens does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, the Compensation and Employee Benefits Committee (the "Committee") of the Board of Directors (the "Board") adopted and approved an increase in Mr. Vens' annual base salary to $350,000.   The Committee also designated Mr. Vens as an eligible participant under the Company's Executive Incentive Bonus Plan (the "Plan") and set his target annual incentive opportunity for 2016 at $400,000.   The amount of the bonus paid under the Plan for 2016 will be determined using a preset formula consisting of two components: 50% dependent upon a Board-approved hurdle based upon pre-tax operating profit and 50% dependent on an evaluation of Mr. Vens' performance and responsibilities.

As a result of Mr. Vens' appointment as Chief Financial Officer, Douglas Collins, who had served as the Company's interim Chief Financial Officer since May 17, 2016, will be continuing with the Company as Vice President of Finance and Accounting of its main subsidiaries Protective Insurance Company, Sagamore Insurance Company, and Protective Specialty Insurance Company.

On August 30, 2016, Company also publicly announced that Chief Executive Officer W. Randall Birchfield, age 52, has been appointed to the additional role as the Company's President, which appointment is effective as of July 13, 2016.  Mr. Birchfield joined the Company in September 2013 serving as the Vice President of Underwriting. In April 2014, he was promoted to Executive Vice President of Sales and Underwriting. Mr. Birchfield was appointed as Chief Executive Officer and was elected as a member of the Board on May 17, 2016.  Prior to joining the Company, Mr. Birchfield served in a variety of capacities within the property and casualty insurance industry with Allstate Insurance Company, Farmers Insurance Company, American International Group and Progressive Insurance Company, most recently as Vice President – Auto Line Management at Allstate Insurance Company from 2011 until September 2013. Mr. Birchfield holds a BS from the United States Military Academy at West Point, an MA in Managerial Economics from the University of Oklahoma and an MBA from Harvard University.  There are no arrangements or understandings between Mr. Birchfield and any other persons pursuant to which he was appointed President. There are no family relationships between Mr. Birchfield and any other director or executive officer of the Company, and Mr. Birchfield does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as President and his increased responsibilities as Chief Executive Officer, at its meeting on August 24, 2016, the Committee adopted and approved the following new compensatory arrangements for Mr. Birchfield.  The Committee approved an increase in the annual base salary of Mr. Birchfield to $600,000, which base salary is effective as of May 17, 2016. The Committee also approved a one-time cash bonus for Mr. Birchfield of $200,000 in recognition of the additional duties and responsibilities Mr. Birchfield has discharged during the executive transition period from May 2016 to the present.  The Committee also increased the target annual incentive opportunity for Mr. Birchfield under the Plan to $800,000 for 2016.  The amount of the bonus paid under the Plan for 2016 will be determined using a preset formula consisting of two components: 50% dependent upon a Board-approved hurdle based upon pre-tax operating profit and 50% dependent on an evaluation of Mr. Birchfield's performance and responsibilities.

A copy of the press release announcing Mr. Vens' appointment as the Company's Chief Financial Officer and Mr. Birchfield's appointment as the Company's President is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

On August 24, 2016, the Committee also approved an increase in the annual base salary of Michael J. Case, the Company's Chief Operating Officer and Executive Vice President, to $415,000, which base salary is effective as of May 17, 2016, the date Mr. Case was appointed as the Company's Chief Operating Officer. The Committee also approved a one-time cash bonus for Mr. Case of $103,750 in recognition of the additional duties and responsibilities Mr. Case has discharged during the executive transition period from May 2016 to the present. The Committee also increased the target annual incentive opportunity for Mr. Case under the Plan to $465,000 for 2016.  The amount of the bonus paid under the Plan for 2016 will be determined using a preset formula consisting of two components: 50% dependent upon a Board-approved hurdle based upon pre-tax operating profit and 50% dependent on an evaluation of Mr. Case's performance and responsibilities.

A more detailed description of the Plan was included starting on page 21 of the Company's Definitive Proxy Statement for its Annual Meeting of Shareholders held on May 4, 2010, and such description is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit 99.1 Press release issued by the Company on August 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

August 30, 2016                                                                   by:      /s/ W. Randall Birchfield
                                                                                                       W. Randall Birchfield,
   Chief Executive Officer

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